SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 23, 1999
                                                       (March 22, 1999)


                              PAYMENTECH, INC.
           (Exact name of registrant as specified in its charter)


     Delaware                    1-14224                   75-2634185
    (State or other             (Commission              (IRS Employer
    jurisdiction of             File Number)            Identification No.)
    incorporation)


1601 Elm Street, 9th Floor, Dallas, Texas                           75201
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number including area code: (214) 849-2149


                               Not Applicable
       (Former name or former address, if changed since last report)





ITEM 5.  OTHER EVENTS.

            On March 22, 1999, Paymentech, Inc. (the "Company") issued a press release announcing that it had entered into a Merger Agreement with First Data Corporation ("FDC") providing for the acquisition by FDC of all of the outstanding shares of the Company's common stock (the "Shares"), other than Shares owned by Bank One Corporation ("Bank One") and its subsidiaries, at a price of $25.50 per Share in cash.

            Pursuant to the Merger Agreement, among other things, a newly-formed subsidiary of FDC will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. As a result of the Merger, all of the issued and outstanding Shares (other than Shares owned by the Company, FDC, Bank One or any of their respective subsidiaries) will be converted into the right to receive $25.50 in cash per Share. Consummation of the Merger is conditioned upon, among other things, approval of the Merger by holders of a majority of the outstanding Shares, including at least 66 2/3% of the outstanding Shares not owned by Bank One or its affiliates, antitrust and other regulatory approvals and certain other conditions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as financial advisor to the Company and has rendered a fairness opinion to the Company in connection with the Merger. It is anticipated that the transaction could be completed during the third calendar quarter, although no assurance can be given that the Merger Agreement will result in a transaction.

            Concurrently with the execution of the Merger Agreement, FDC, Bank One and certain of their subsidiaries entered into a Stockholder Agreement, pursuant to which, among other things, Bank One and FDC have agreed to combine their ownership interest in the Company following the Merger and Bank One has agreed to vote its Shares in favor of the Merger.

            Following completion of the Merger, pursuant to a Contribution Agreement entered into between FDC and Bank One, the Company will contribute substantially all of its assets, liabilities and businesses to Banc One Payment Services LLC, the existing merchant bank alliance between Bank One and FDC.

            In addition, on March 22, 1999, the Company and First Data Merchant Services Corporation, a wholly owned subsidiary of FDC ("FDMS"), announced the execution of a definitive Processing Agreement pursuant to which the Company will outsource to FDMS certain processing functions for the Company's general merchant acquiring business.

            The foregoing description of the Merger Agreement, the Stockholder Agreement, the Contribution Agreement and the Company's March 22, 1999 press release is qualified in its entirety to the copies of such agreements and the press release which are filed as exhibits hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

Exhibit No.      Exhibit
-----------      -------

2.1 Agreement and Plan of Merger among the Company, FDC and FB Merging Corporation, dated as of March 22, 1999

10.1 Stockholder Agreement among FDC, FDC Offer Corporation, FB Merging Corporation, Bank One and First USA
                 Financial, Inc., dated as of March 22, 1999

10.2 Contribution Agreement between FDC and Bank One, dated as of March 22, 1999 (without Exhibits)

99.1             Press Release issued by the Company on March 22, 1999



                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAYMENTECH, INC.



                                      By:  /s/  Philip E. Taken
                                          ------------------------------
                                          Name:  Philip E. Taken
                                          Title: Chief Administrative
                                                 Officer and General Counsel


Date:  March 23, 1999


                             INDEX TO EXHIBITS



Exhibit No.      Exhibit
-----------      --------

2.1 Agreement and Plan of Merger among the Company, FDC and FB Merging Corporation, dated as of March 22, 1999

10.1             Stockholder Agreement among FDC, FDC Offer
                 Corporation, FB Merging Corporation, Bank One and First USA Financial, Inc., dated as of March 22, 1999

10.2 Contribution Agreement between FDC and Bank One, dated as of March 22, 1999 (without Exhibits)

99.1             Press Release issued by the Company on March 22, 1999